Exhibit 99.1

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands)

	March 31, 2011
	Historical	KinderHawk Adjustments		Pro Forma
Current assets:
Cash	$1,541	$383,750	(1)	$385,291
Accounts receivable	376,045	—		376,045
Receivables from derivative contracts	163,111	—		163,111
Prepaids and other	35,568	—		35,568
Total current assets	576,265	383,750		960,015
Oil and natural gas properties (full cost method):
Evaluated	8,205,478	—		8,205,478
Unevaluated	2,538,432	—		2,538,432
Gross oil and natural gas properties	10,743,910	—		10,743,910
Less—accumulated depletion	(4,928,072)	—		(4,928,072)
Net oil and natural gas properties	5,815,838	—		5,815,838
Other operating property and equipment:
Gas gathering systems and equipment	204,010	—		204,010
Other operating assets	57,671	—		57,671
Gross other operating property and equipment	261,681	—		261,681
Less—accumulated depreciation	(22,534)	—		(22,534)
Net other operating property and equipment	239,147	—		239,147
Other noncurrent assets:
Goodwill	932,802	—		932,802
Other intangible assets, net of amortization	86,579	—		86,579
Debt issuance costs, net of amortization	50,278	—		50,278
Deferred income taxes	229,818	(82,262	)(1)	147,556
Receivables from derivative contracts	36,962	—		36,962
Equity investment	214,664	(214,664	)(1)	—
Other	4,402	—		4,402
Total assets	$8,186,755	$86,824		$8,273,579

Current liabilities:
Accounts payable and accrued liabilities	$1,009,737	$110,345	(1)	$1,120,082
Deferred income taxes	16,386	—		16,386
Liabilities from derivative contracts	32,202	—		32,202
Payable to equity affiliate	99	—		99
Long-term debt	14,815	—		14,815
Total current liabilities	1,073,239	110,345		1,183,584
Long-term debt	2,973,709	(364,000	)(1)	2,609,709
Other noncurrent liabilities:
Liabilities from derivative contracts	36,904	—		36,904
Asset retirement obligations	34,368	—		34,368
Deferred gain on sale	515,653	(57,732	)(2)	457,921
Other	563	—		563
Commitments and contingencies
Stockholders’ equity:
Common stock	304	—		304
Additional paid-in capital	4,640,868	—		4,640,868
Accumulated deficit	(1,088,853)	398,211	(1)(2)	(690,642)
Total stockholders’ equity	3,552,319	398,211		3,950,530
Total liabilities and stockholders’ equity	$8,186,755	$86,824		$8,273,579

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands)

	Three Months Ended March 31, 2011
	Historical	KinderHawk Adjustments		Pro Forma
Operating revenues:
Oil and natural gas	$350,208	$—		$350,208
Marketing	140,544	—		140,544
Midstream	972	—		972
Total operating revenues	491,724	—		491,724
Operating expenses:
Marketing	154,898	—		154,898
Production:
Lease operating	12,611	—		12,611
Workover and other	4,876	—		4,876
Taxes other than income	11,735	—		11,735
Gathering, transportation and other	52,895	—		52,895
General and administrative	39,975	—		39,975
Depletion, depreciation and amortization	157,312	—		157,312
Total operating expenses	434,302	—		434,302
Amortization of deferred gain	48,468	(20,443	)(3)	28,025
Income (loss) from operations	105,890	(20,443)		85,447
Other income (expenses):
Net loss on derivative contracts	(50,907)	—		(50,907)
Interest expense and other	(66,803)	3,895	(4)	(62,908)
Equity investment income	13,571	(13,571	)(5)	—
Total other income (expenses)	(104,139)	(9,676)		(113,815)
Income (loss) from continuing operations before income taxes	1,751	(30,119)		(28,368)
Income tax (provision) benefit	(571)	9,819	(6)	9,248
Income (loss) from continuing operations, net of income taxes	$1,180	$(20,300)		$(19,120)

Income (loss) from continuing operations, net of income taxes per share:
Basic	$—			$(0.06)
Diluted	$—			$(0.06)

Weighted average shares outstanding:
Basic	301,021			301,021
Diluted	305,039			301,021

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands)

	Year Ended December 31, 2010
	Historical	KinderHawk Adjustments		Pro Forma
Operating revenues:
Oil and natural gas	$1,107,401	$—		$1,107,401
Marketing	475,030	—		475,030
Midstream	15,425	(12,358	)(7)	3,067
Total operating revenues	1,597,856	(12,358)		1,585,498
Operating expenses:
Marketing	521,378	—		521,378
Production:
Lease operating	64,744	—		64,744
Workover and other	18,119	—		18,119
Taxes other than income	9,171	(760	)(7)	8,411
Gathering, transportation and other	161,037	(8,042	)(7)	187,072
		34,077	(8)
General and administrative	153,901	(13,152	)(7)	140,749
Depletion, depreciation and amortization	456,996	(2,445	)(9)	454,551
Total operating expenses	1,385,346	9,678		1,395,024
Amortization of deferred gain	155,234	(99,902	)(3)(10)	55,332
Income (loss) from operations	367,744	(121,938)		245,806
Other income (expenses):
Net gain on derivative contracts	301,121	—		301,121
Interest expense and other	(295,773)	12,796	(4)	(282,977)
Equity investment income	17,154	(17,154	)(5)	—
Total other income (expenses)	22,502	(4,358)		18,144
Income (loss) from continuing operations before income taxes	390,246	(126,296)		263,950
Income tax (provision) benefit	(155,594)	50,392	(6)	(105,202)
Income (loss) from continuing operations, net of income taxes	$234,652	$(75,904)		$158,748

Income from continuing operations, net of income taxes per share:
Basic	$0.78			$0.53
Diluted	$0.78			$0.52

Weighted average shares outstanding:
Basic	300,452			300,452
Diluted	302,476			302,476

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1—Basis of Presentation

The unaudited pro forma financial information is presented to illustrate the effect of the disposition of Petrohawk Energy Corporation’s (Petrohawk or the Company) remaining 50% membership interest in KinderHawk Field Services LLC (KinderHawk) to KM Gathering LLC (the KinderHawk Disposition) on its operating results. The unaudited pro forma information does not reflect the disposition of a 25% interest in EagleHawk Field Services LLC (EagleHawk) to KM Eagle Gathering LLC as Petrohawk is expected to control EagleHawk and, accordingly, continue to fully consolidate EagleHawk in its financial statements. The unaudited pro forma balance sheet as of March 31, 2011 is based on the historical statements of Petrohawk as of March 31, 2011 after giving effect to the KinderHawk Disposition as if it had occurred on March 31, 2011. The unaudited pro forma statements of operations for the three months ended March 31, 2011 and the fiscal year ended December 31, 2010 are based on the historical financial statements of Petrohawk for such periods after giving effect to the KinderHawk Disposition as if it had occurred on January 1, 2010. The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s 2010 Annual Report on Form 10-K filed on February 22, 2011 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011, filed on May 5, 2011.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective date assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

Note 2—Pro Forma Adjustments

The unaudited pro forma consolidated balance sheet at March 31, 2011 reflects the following adjustments:

(1)                                 Adjustment to reflect the KinderHawk Disposition. A portion of the net proceeds from the transaction were utilized to pay off the outstanding balance under the Company’s senior revolving credit facility. The Company has allocated $820 million of the overall $920 million sales price before customary closing adjustments to the KinderHawk Disposition based on its best estimate of fair value at July 1, 2011; and

(2)                                 Upon closing of the KinderHawk Disposition, Petrohawk’s remaining capital commitment was relieved. As a result, this adjustment was recorded to reduce the March 31, 2011 deferred gain accordingly. Petrohawk’s volumetric commitment under that certain Gas Gathering Agreement dated effective as of May 21, 2010 by and among KinderHawk, Petrohawk Operating Company, Petrohawk Properties LP and KCS Resources, LLC, each of which is a subsidiary of Petrohawk (the Gas Gathering Agreement), remained in effect upon the closing of the KinderHawk Disposition.

The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 reflect the following adjustments:

(3)                                 Adjustment to decrease Petrohawk’s historical “Amortization of deferred gain” attributable to the termination upon closing of the KinderHawk Disposition of the remaining capital commitment that the Company had from the original formation of KinderHawk on May 21, 2010;

(4)                                 Adjustments to reduce “Interest expense and other” for the repayment of outstanding borrowings under the Company’s senior revolving credit facility as of January 1, 2010;

(5)                                 Adjustment to eliminate “Equity investment income” associated with the disposition of the Company’s remaining interests in KinderHawk as if the disposition had occurred on January 1, 2010;

(6)                                 Adjustment to record income taxes on the unaudited pro forma consolidated results of operations based on the Company’s historical effective tax rates of 32.6% and 39.9% for the three months ended March 31, 2011 and the fiscal year ended December 31, 2010, respectively;

(7)                                 Adjustment to eliminate operating revenues and expenses associated with the midstream assets contributed to KinderHawk for the period from January 1, 2010 through May 21, 2010 (the date of the original formation of KinderHawk);

(8)                                 Adjustment to gross up the Company’s historical gathering, transportation and other expense for the period from January 1, 2010 through May 21, 2010 (the date of the original formation of KinderHawk) associated with the estimated gathering and treating fees paid to KinderHawk and not eliminated in consolidation in conjunction with the minimum annual volume commitment by the Company under the Gas Gathering Agreement. The gathering fee is equal to $0.34 per thousand cubic feet (Mcf) of the Company’s natural gas delivered at KinderHawk’s receipt points. The treating fee is charged for natural gas delivered containing more than 2% by volume of carbon dioxide. For gas delivered containing between 2% and 5.5% carbon dioxide, the training fee is between $0.030 and $0.345 per Mcf, and for gas containing over 5.5% carbon dioxide, the treating fee starts at $0.365 per Mcf and increases on a scale of $0.09 per Mcf for each additional 1% of carbon dioxide content;

(9)                                 To adjust historical depreciation expense for the period from January 1, 2010 through May 21, 2010 (the date of the original formation of KinderHawk) associated with the contribution of the Haynesville Shale midstream assets as if it had occurred on January 1, 2010. Depreciation expense is calculated using the straight-line method; and

(10)                          Adjustment to record the recognition of the Company’s estimated deferred gain associated with its volume commitment to KinderHawk under the Gas Gathering Agreement on the contribution of its Haynesville Shale midstream assets as if the contribution had occurred on January 1, 2010.

Under a transition services agreement between the Company and Kinder Morgan, the Company provided management and administrative services to KinderHawk for operation of the assets through September 2010, in return for a monthly fee of approximately $880,000. This monthly fee is directly attributable to the transaction and has been excluded from the pro forma financial statements as it represents a material nonrecurring fee.

The Company’s estimated gain on the KinderHawk Disposition was approximately $533 million.  This gain, along with the deferred gain of approximately $201 million attributed to the Company’s capital commitment in the original formation of KinderHawk, both directly attributable to the transaction, have been excluded from the unaudited pro forma statements of operations as they represent material nonrecurring charges.